UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 11, 2024

Welltower Inc.
Welltower OP LLC
(Exact name of registrant as specified in its charter)

Welltower Inc.
Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street , Toledo , Ohio	43615
(Address of principal executive offices)	(Zip Code)

Welltower OP LLC
Delaware	333-264093-01	88-1538732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street , Toledo , Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (
419
)
247-2800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Welltower Inc.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange
Welltower OP LLC

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
4.800% Notes due 2028	WELL28	New York Stock Exchange
4.500% Notes due 2034	WELL34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Notes Offering
On July 11, 2024, Welltower OP LLC (the “Issuer”), the operating company through which Welltower Inc. (the “Company”) conducts all of its business, issued $[900] [1,035],000,000 principal amount of its 3.125% Exchangeable Senior Notes due 2029 (the “Notes”) [, which amount includes $135,000,000 principal amount of the Notes pursuant to the exercise in full by the initial purchasers of their option to acquire additional Notes]. The Notes were issued pursuant to, and are governed by, an Indenture, dated as of July 11, 2024 (the “Indenture”), among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
The Notes are the Issuer’s senior unsecured obligations and rank senior in right of payment to any future indebtedness of the Issuer that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Issuer’s existing and future unsecured indebtedness that is not so subordinated, effectively junior to any of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of the Issuer’s subsidiaries. The Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis.
The Notes will pay interest semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025, at a rate of 3.125% per year. The Notes will mature on July 15, 2029 (the “Maturity Date”), unless earlier exchanged, purchased or redeemed.
Prior to the close of business on the business day immediately preceding July 20, 2027, the Notes are exchangeable at the option of holders only upon certain circumstances and during certain periods. On or after July 20, 2027, the Notes will be exchangeable at the option of the holders at any time prior to the close of business on the second scheduled trading day preceding the Maturity Date. The Issuer will settle exchanges of Notes by delivering cash up to the principal amount of the Notes exchanged and, in respect of the remainder of the exchange value, if any, in excess thereof, cash or shares, par value $1.00 per share, of the Company (the “Common Stock”), or a combination thereof, at the election of the Issuer. The exchange rate initially equals 7.8177 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an exchange price of approximately $127.91 per share of Common Stock and an exchange premium of approximately 22.5% based on the closing price of $104.42 per share of Common Stock on July 8, 2024). The exchange rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.
If a fundamental change (as defined in the Indenture) occurs, subject to certain conditions, holders of the Notes may require the Issuer to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date (as defined in the Indenture). In addition, if certain fundamental changes occur or if the Issuer provides notice of redemption, the Issuer may be required, in certain circumstances, to increase the exchange rate for any Notes exchanged in connection with such fundamental change or notice of redemption.
The Issuer may redeem the Notes, at its option, in whole or in part, on any business day on or after July 20, 2027, if the last reported sale price of the Common Stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If an Event of Default (as defined in the Indenture) other than those described in the following sentence occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on all then outstanding Notes to be due and payable. In the case of an Event of Default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
The Issuer intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment or redemption of debt (which may include the 4.000% Notes due June 1, 2025) and investment in health care, wellness and seniors housing properties. Pending such use, the net proceeds may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.
The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of global note, filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.
Registration Rights Agreement
In connection with the issuance and sale of the Notes, on July 11, 2024, the Issuer and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes.
Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•
on or before the 90th day after the original issuance of the Notes, file a shelf registration statement (which will be an automatic shelf registration statement if the Company is then a well-known seasoned issuer (“WKSI”)) or a resale prospectus supplement to an effective shelf registration statement with the Securities and Exchange Commission (the “SEC”) providing for the registration of, and the sale on a continuous delayed basis by the holders of the Common Stock, if any, issuable upon exchange of the Notes;

•
if the Company is not a WKSI on such 90th day, use commercially reasonable efforts to cause the shelf registration statement or resale prospectus supplement to become effective within 180 days after the first date of original issuance of the Notes; and

•
use commercially reasonable efforts to keep the shelf registration statement or resale prospectus effective until the earlier of (1) the 30th trading day immediately following the Maturity Date (subject to extension for any suspension of the effectiveness of the registration during such
30-trading
day period immediately following the Maturity Date) and (2) the date on which there are no longer outstanding any Notes or shares of Common Stock issued upon exchange thereof that would be “restricted” securities (within the meaning of Rule 144 under the Securities Act).

If the Issuer does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, the Issuer will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes, such holder will not be entitled to additional interest. However, if such holder exchanges its Notes when there exists a registration default with respect to shares of Common Stock, the Issuer will increase the applicable exchange rate by 3% instead of paying any additional interest.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.
The information included in Item 2.03 of this Current Report on Form
8-K
is incorporated in this Item 3.02 by reference. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Initially, a maximum of [8,619,030][9,911,884] shares of Common Stock may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 9.5767 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary adjustments.

Item 8.01	Other Events.
The information included in Item 2.03 of this Current Report on Form
8-K
is incorporated in this Item 8.01 by reference.
Press Release
Also on July 11, 2024, the Company and the Issuer issued a press release pursuant to Rule 135c under the Securities Act in connection with the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.
Forward-Looking Statements
This Current Report on Form
8-K
contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “believe,” “expect,” “project” or similar expressions that do not relate solely to historical matters, the Company is making forward-looking statements. Forward-looking statements, including statements related to the offering of the Notes are not guarantees of future performance and involve risks and uncertainties that may cause the Company’s actual results to differ materially from its expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to, those factors discussed in the Company’s reports filed from time to time with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

4.1	Indenture, dated as of July 11, 2024, among the Issuer, the Company and the Trustee.

4.2	Form of Global Note (included in Exhibit 4.1 hereto).

10.1	Registration Rights Agreement, dated as of July 11, 2024, among the Company, the Issuer and the initial purchasers party thereto.

99.1	Press release, dated July 11, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Executive Vice President – General Counsel & Corporate Secretary

WELLTOWER OP LLC

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	President
Dated: July 11, 2024